Exhibit 10.14

FIFTH AMENDMENT

TO THE

BIRDS EYE FOODS EXCESS BENEFIT RETIREMENT PLAN

This Amendment is adopted by Birds Eye Foods, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Employer”).

WITNESSETH

WHEREAS, the Employer has adopted the BIRDS EYE FOODS EXCESS BENEFIT RETIREMENT PLAN (the “Plan”); and

WHEREAS, the Employer has reserved the right to amend the Plan; and

WHEREAS, the Employer now wishes to amend the Plan in order to bring it into compliance with the provisions of Section 409A of the Internal Revenue Code (the “Code”);

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             This Amendment shall apply to all participants who have accrued a benefit under the Plan after December 31, 2004. For any participant who has not accrued a benefit under the Plan since prior to January 1, 2005, the provisions of the Plan, as amended through the adoption of the Fourth Amendment, shall continue in full force and effect.

2.             Section 2.1 of the Plan is hereby amended to add the following paragraph at the end thereof:

Notwithstanding the foregoing provisions of this Section 2.1, any participant in the Plan who has accrued a benefit after December 31, 2004 shall commence receiving a retirement benefit under this Plan upon the earlier of the participant’s separation from service with the Employer or death, in accordance with Section 3.3.

3.             Section 3.3 of the Plan is hereby amended to add the following paragraph at the end thereof:

Notwithstanding the foregoing provisions of this Section 3.3, the retirement benefit under this Plan for any participant who has accrued a benefit after December 31, 2004 shall be computed as the single sum equivalent of the retirement benefit as of the first day of the month coincident with or next following the earlier of the date of the participant’s separation from service with the Employer or death using the same actuarial factors and assumptions to compute the single sum equivalent as are used for the Basic Plan. Such single sum equivalent shall be paid after the participant’s separation from service with the Employer or death (i) within 90 days in a lump sum payment if such single sum equivalent is less than $50,000, (ii) in two equal installments with the first installment payable within 90 days and the second installment payable on the first anniversary of that date if such single sum equivalent is $50,000 or greater but less than $100,000, and (iii) in three equal installments with the first installment payable within 90 days and the second and third installments payable on the first two anniversaries of that date if the single sum equivalent is $100,000 or greater but less than $150,000, (iv) in four equal installments with the first installment payable within 90 days and the second, third and fourth installments payable on the first three anniversaries of that date if the single sum equivalent is $150,000 or greater but less than $200,000, and (v) in five equal installments equal installments with the first installment payable within 90 days and the second, third, fourth and fifth installments payable on the first four anniversaries of that date if the single sum equivalent is $200,000 or greater.

4.             Section 5.1 of the Plan is hereby amended to add the following paragraph at the end thereof:

Notwithstanding the foregoing provisions of this Section 5.1, for any participant who has accrued a benefit under the Plan after December 31, 2004, the payment of the retirement benefit under the Plan to a participant who becomes disabled shall be payable upon the participant’s separation from service with the Employer or death in accordance with Section 3.3.

5.             Certain retirement benefits under this Plan may be treated as non-qualified deferred compensation subject to Section 409A of the Code.  In order that this Plan complies with Section 409A, for any participant who has accrued a benefit under the Plan after December 31, 2004, (i) the retirement benefits are payable solely upon the participant’s separation from service, as such term is used in Section 409A, with the Employer or death, (ii) if the participant is determined to be a “specified employee,” as such term is defined in Section 409A, of a

“corporation with publicly traded stock,” as such phrase is used in Section 409A, then all retirement benefit payments under this Plan which are subject to Section 409A shall be delayed for a period of six (6) months after the date of the participant’s separation from service with the Employer, (iii) the payment of retirement benefits under this Plan shall not be accelerated under the terms of this Plan, (iv) the Plan provides for neither any “initial deferral election” or any “subsequent elections,” as such terms are used in Section 409A, and (v) the retirement benefits under this Plan are not, and shall not be, funded through a trust located outside the United States.  It is the intention of the Employer that the Plan comply with Section 409A.  As such, the terms and provisions of the Plan shall be construed and interpreted to the extent possible in a manner consistent with such intent.

IN WITNESS WHEREOF, this Fifth Amendment has been executed this 26th day of October, 2008.

BIRDS EYE FOODS, INC.

By:	/s/ Lois Warlick-Jarvie

Name: Lois Warlick-Jarvie

Title: Senior Vice President, Administration